SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of Earliest Event Reported): May 30, 2006

INTERNATIONAL SPORTS AND MEDIA GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-27487	88-0350156
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer ID Number)

1635 Rosecrans Street, Suite D, San Diego, CA 92106
(Address of principal executive offices)

Registrant's telephone number, including area code: (858) 488-7775

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 30, 2006, International Sports and Media Group, Inc. (“ISMG” or the “Company”) entered into an Asset Purchase Agreement with American Aloe Nurseries, a ‘dba’ of Phrixus Holdings, Inc. (“Phrixus”), a private corporation, to acquire (i) approximately 600,000 Aloe Vera plants which are ‘in ground’ (Fructus Industrialis), (ii) nursery inventory consisting of ‘Potted’ Aloe Vera Pup plants (in containers out of ground), (iii) all Farm equipment presently used in the American Aloe Nurseries nursery/farm business. Under the terms of this agreement, the Company is acquiring these assets for a $3,500,000 Convertible Note and a $1,000,000 Demand Note.  The $3,500,000 Convertible Note converts into a total of 17,500,000 million shares of restricted common stock.  The $1,000,000 Demand Note requires the Company to make principal reduction payments based upon future capital raising transactions. The complete Asset Purchase Agreement is attached as Exhibit 2.1

Item 9.01. Financial Statements and Exhibits

(c) Exhibits. The following exhibits are being filed herewith.

Exhibit No.	Identification of Exhibit
2.1	Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SPORTS AND MEDIA GROUP, INC.

June 6, 2006 Date	/s/ Yan K. Skwara Yan K. Skwara, President